Exhibit 10.4

THIS NOTE AND THE CONVERSION SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE CONVERSION SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE AND THE CONVERSION SHARES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY HOLDER), IN A GENERALLY ACCEPTABLE FORM THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Issue Date: January 30, 2024	$85,500.00

RESPIRERX PHARMACEUTICALS INC

AMENDED AND RESTATED CONVERTIBLE NOTE

DUE JANUARY 30, 2025

FOR VALUE RECEIVED, RespireRx Pharmaceuticals Inc. a Delaware corporation (the “Borrower” or the “Company”), promises to pay to [xxx] (the “Holder”) or its registered assigns or successors in interest, the sum of Eighty-Five Thousand Five Hundred Dollars and no cents ($85,500.00), together with all accrued interest and other amounts due thereon, on January 30, 2025 (the “Maturity Date”), if not sooner paid.

WHEREAS, the note that this note amends and restates was originally issued to James S. Manuso on February 2, 2016, (as amended from time to time, the “Original Note”), and was subsequently sold to [xxx] on the date hereof.

WHEREAS, this Amended and Restated Note, as defined below, amends and restates the Original Note in its entirety and releases and removes any collateral, lien, security or similar interests in the Original Note.

The following terms and conditions shall apply to this 0% Convertible Note due January 30, 2025 (the “Amended and Restated Note”):

ARTICLE I

INTEREST & AMORTIZATION

1.1 Contract Rate. Subject to Section 4.1 hereof, interest payable on this Amended and Restated Note shall accrue at a rate per annum equal to zero percent (0%) and shall be computed on the basis of a 365-day year.

1.2 Payments. Payment of the aggregate principal amount outstanding under this Amended and Restated Note (the “Principal Amount”), together with all accrued interest thereon shall be made on the Maturity Date if not earlier paid.

ARTICLE II

CONVERSION REPAYMENT

2.1 Optional Conversion. Subject to the terms of this Article II, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, or thereafter during an Event of Default, to convert all or any portion of the outstanding Principal Amount, accrued interest and fees due and payable thereon into fully paid and nonassessable shares of Common Stock, par value $0.001 of the Borrower (the “Common Stock”) at the Conversion Price (as defined below). The shares of Common Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.”

2.2 Calculation of Conversion Price. The conversion price (the “Conversion Price”) shall be $0.0015 and shall be subject to adjustment only for splits, reverse splits, Common Stock dividends and similar recapitalizations, but shall not be subject to any other anti-dilution protections, including but not limited to dilution due to financings.

2.3 Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Amended and Restated Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder and 4.99% of the outstanding shares of Common Stock of Borrower. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Amended and Restated Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Amended and Restated Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. To the extent that the limitation contained in this Section applies, the determination of whether this Amended and Restated Note is convertible (in relation to other securities owned by the Holder) and of which a portion of this Amended and Restated Note is convertible shall be in the sole discretion of such Holder. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a notice of conversion (“Notice of Conversion”) substantially in the form attached hereto as Appendix A, that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2.3, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Amended and Restated Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of this Section shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

2.4 Mechanics of Holder’s Conversion. Subject to Section 2.2, this Amended and Restated Note may be converted by the Holder in part from time to time after the Issue Date, by submitting to the Borrower a Notice of Conversion (whether by facsimile, as a Portable Document (PDF) file sent by electronic mail or other reasonable means of communication dispatched on the Conversion Date prior to 8:00 p.m., New York, New York time). On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower on the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, Borrower will issue instructions to the transfer agent within two (2) business days of the Conversion Date accompanied by an opinion of counsel to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by physical delivery or crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within five (5) business days after receipt by Borrower of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised, and the Conversion Shares issuable upon such conversion shall be deemed to have been issued, upon the date of receipt by Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides Borrower written instructions to the contrary.

2.5 Late Notices. The Borrower understands that a delay in the delivery of the instructions to the transfer agent during the timeframe required pursuant to this Article that results in a delay of the Conversion Shares beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Borrower agrees to pay late fees to the Holder for the late issuance of such transfer agent instructions an additional amount equal to $500.00 per day commencing on the third day of the Conversion Date. The Borrower shall pay any fees incurred under this Section, in addition to any amounts due hereunder, in immediately available funds upon demand and such fees shall also be eligible to be converted into Conversion Shares as set forth in this Article II.

2.6 Conversion Mechanics. The number of shares of Common Stock to be issued upon each conversion of this Amended and Restated Note shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Conversion Price.

2.7 Issuance of New Note. The unconverted principal and any unconverted accrued and unpaid interest shall represent an automatic adjustment to this Amended and Restated Note without causing the need to issue a further amended and restated note. Although not required to be requested by the Holder, upon any partial conversion of this Amended and Restated Note, a new note (“New Note”) containing the same date and provisions of this Amended and Restated Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of the New Note and interest which shall not have been converted or paid. Subject to the provisions of Article III, the Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a New Note.

2.8 Authorized and Reserved Shares. The Borrower represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Amended and Restated Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Amended and Restated Note. At all times during which this Amended and Restated Note is outstanding, the Borrower shall reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Conversion Shares. Initially the Borrower shall reserve 57,000,000 Shares for conversion of this Amended and Restated Note.

2.9 Fractional Shares. No fractional shares shall be issued upon the conversion of this Amended and Restated Note. As to any fraction of a share which Holder would otherwise be entitled to upon such conversion, the Borrower shall round up to the next whole share.

ARTICLE III

EVENTS OF DEFAULT

The occurrence of any of the following events set forth in Sections 3.1 through 3.14, inclusive, shall be an “Event of Default”:

3.1 Failure to Pay Principal, Interest or Other Fees. Borrower fails to pay principal, interest or other fees hereon and such failure shall continue for a period of five (5) days following the date upon which any such payment was due.

3.2 Breach of Covenant. Borrower breaches any covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of five (5) days after the occurrence thereof.

3.3 Breach of Representations and Warranties. Any representation or warranty of Borrower made herein shall be false or misleading in any material respect.

3.4 SEC Filings. Borrower fails to timely file, when due, a post-effective amendment to a Form S-1 Registration Statement or SEC report (e.g., Forms 8-K, 10-Q or 10-K, or Schedules 14A, 14C or 14(f)).

3.5 Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of 10 consecutive days, provided that Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice. The “Principal Market” for the Common Stock shall include the OTC Pink Market, the OTC QB, the OTC QX, NASDAQ Capital Market, NASDAQ Global Market, NASDAQ Global Select Market, NYSE Amex, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock), or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

3.6 Failure to Deliver Common Stock or Replacement Note. Except in the event Borrower does not have a sufficient number of shares of Common Stock authorized but unissued upon a conversion hereunder, Borrower’s failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Amended and Restated Note, if such failure to timely deliver Common Stock shall not be cured within five (5) days. If Borrower is required to issue a replacement Amended and Restated Note to Holder and Borrower shall fail to deliver such replacement Amended and Restated Note within seven (7) Business Days.

3.7 DTC Eligibility. The Borrower shall lose its status as “DTC Eligible” or the Borrower’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System.

3.8  Transfer Agent Fees. Failure of the Borrower to maintain a Transfer Agent of record.

ARTICLE IV

DEFAULT RELATED PROVISIONS AND OTHER PRIVILEGES

4.1 Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, interest on this Amended and Restated Note shall automatically be 18% per annum, effective as of the date of the Event of Default, which interest shall be payable in cash or Common Stock, at the option of the Borrower.

4.2 Conversion Privileges. The conversion privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until this Amended and Restated Note is paid in full.

4.3 Cumulative Remedies. The remedies under this Amended and Restated Note shall be cumulative.

4.4 Default Amount. If an Event of Default occurs and is continuing beyond any applicable grace period, the Holder, at its option, may elect, in addition to all rights and remedies of Holder to require the Borrower to add a default amount to then outstanding principal amount of the Amended and Restated Note plus accrued but unpaid interest, including any default interest, and all other fees then remaining unpaid, and all other amounts payable (“Default Amount”). The Default Payment shall be the then outstanding principal amount of the Amended and Restated Note plus accrued but unpaid interest, including any default interest, and all other fees then remaining unpaid, and all other amounts payable hereunder multiplied by 25% and which amount shall be added to the then outstanding principal amount of the Amended and Restated Note plus accrued but unpaid interest, including any default interest, and all other fees then remaining unpaid, and all other amounts payable. The sum of the then outstanding principal amount of the Amended and Restated Note plus accrued but unpaid interest, including any default interest, and all other fees then remaining unpaid, and all other amounts payable and the Default Amount shall be default payment amount and shall be the entire amount due and payable. The Default Payment shall be applied first to any fees due and payable to Holder pursuant to the Amended and Restated Note, then to accrued and unpaid interest due on the Amended and Restated Note and then to outstanding principal balance of the Note.

4.5 Default Payment Date. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to Section 4.1 hereof.

ARTICLE V

MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be transmitted by mail, hand delivery, telegram, emails or facsimile, addressed as set forth below. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the next business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

RespireRx Pharmaceuticals Inc.

126 Valley Road Suite C

Glen Rock, NJ 07452

jmargolis@respirerx.com

If to the Holder:

[xxx]

[xxx]

No change in any of such addresses shall be effective insofar as notices under this Section 5.2 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 5.2.

5.3 Amendment Provision. Any term of this Amended and Restated Note may be amended only with the written consent of the Holder and the Borrower. The term “Amended and Restated Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed as of the effective date, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

5.4 Assignability. This Amended and Restated Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Borrower without the prior written consent of the Holder, which consent may not be unreasonably withheld.

55 Prevailing Party and Costs. In the event any attorney is employed by any party with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Amended and Restated Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Amended and Restated Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

5.6 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amended and Restated Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the transaction documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the State of New York (the “NY Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the NY Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such NY Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amended and Restated Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amended and Restated Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Amended and Restated Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrower to the Holder and thus refunded to the Borrower.

5.8 Construction. Borrower stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Amended and Restated Note to favor any party against the other.

IN WITNESS WHEREOF, Borrower has caused this Amended and Restated Note to be signed in its name effective as of the 30th day of January, 2024

BORROWER:

RespireRx Pharmaceuticals Inc.

By:	/s/ Jeff Eliot Margolis
Name:	Jeff Eliot Margolis
Title:	SVP, CFO, Treasurer, Secretary

APPENDIX A

Notice of Conversion

(To be executed by the Holder in order to convert all or part of the convertible promissory note between [xxx] and RespireRx Pharmaceuticals Inc. into Common Stock)

RespireRx Pharmaceuticals Inc.

126 Valley Road, Suite C

Glen Rock, NJ 07452

The undersigned hereby converts $____ of the principal due under the Amended and Restated Convertible Note issued by RespireRx Pharmaceuticals Inc. (Borrower) dated as of January 30, 2024 by delivery of Common Stock of Borrower on and subject to the conditions set forth in such Note. Whereas the Note was originally issued to James S Manuso, and [xxx] acquired the Note on January 30, 2024

1.	Date of Conversion	_______
2.	Shares To Be Delivered:	_______
3.	Price of Conversion:	$0.0015

By:
Name:
Title: